Exhibit 5.1

July 19, 2021

Mechanical Technology, Incorporated

325 Washington Avenue Extension

Albany, NY 12206

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-1, along with any amendments thereto (the “Registration Statement”), filed by Mechanical Technology, Incorporated, a Nevada corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the proposed offering (the “Offering”) of up to an aggregate of $17,250,000 of shares (the “Preferred Shares”) of 9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share, of the Company.

We are acting as counsel for the Company in connection with the Registration Statement. In connection with this opinion, we have examined and relied upon the originals or copies certified or otherwise identified to our satisfaction of the Registration Statement, including the exhibits filed therewith, and have also examined and relied upon minutes of meetings and resolutions of the board of directors of the Company as provided to us by the Company, the articles of incorporation and by-laws of the Company, each as restated and/or amended to date (the “Charter Documents”), the form of Certificate of Designations, Preferences and Rights of 9.0% Series A Cumulative Perpetual Preferred Stock of the Corporation approved by the Company’s board of directors (the “Certificate of Designation”) and such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth. In connection with this opinion, we have assumed that (i) prior to the issuance of any Preferred Shares, the Certificate of Designation will be filed with, and accepted for record by, the Secretary of State of the State of Nevada and (ii) the Preferred Shares will not be issued in violation of (a) any restriction or limitation contained in the Charter Documents or the Certificate of Designation or (b) any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

In addition to the foregoing, we have relied as to matters of fact upon the representations made by the Company and its representatives. In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion.

Mechanical Technology, Incorporated

July 19, 2021

We are members of the Bar of the State of New York. We do not hold ourselves out as being conversant with, or expressing any opinion with respect to, the laws of any jurisdiction other than the federal laws of the United States of America, the laws of the State of New York, and Chapter 78 of the Nevada Revised Statutes. Accordingly, the opinions expressed herein are expressly limited to the federal laws of the United States of America, the laws of the State of New York, and Chapter 78 of the Nevada Revised Statutes.

Based upon and subject to the foregoing, we are of the opinion that the Preferred Shares have been duly authorized for issuance by all necessary corporate action by the Company and, when issued and sold as described in the Registration Statement and in accordance with the terms of the Certificate of Designation, will be validly issued, fully paid and non-assessable.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this opinion may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Sullivan & Worcester LLP